                                                                     EXHIBIT 3.2


================================================================================

--------------------------------------------------------------------------------






                          AMENDED AND RESTATED BYLAWS

                                       OF

                            SILVERLEAF RESORTS, INC.






--------------------------------------------------------------------------------

================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I
SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1 - ANNUAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2 - SPECIAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 3 - NOTICE OF MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 4 - NOMINATION AND SHAREHOLDER BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (a)      Annual Meeting of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (b)      Special Meetings of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 5 - QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 6 - VOTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 7 - VOTING OF STOCK BY CERTAIN HOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 8 - PROXIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 9 - PLACE OF MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 10 - INFORMAL ACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE II
DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1 - POWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2 - NUMBER AND TENURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 3 - VACANCIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 4 - REGULAR MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 5 - SPECIAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 6 - NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 7 - QUORUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 8 - MANNER OF ACTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 9 - COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 10 - INFORMAL ACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 11 - MEETING BY CONFERENCE TELEPHONE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 12 - REMOVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 13 - RESIGNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE III
COMMITTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 1 - COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2 - MINUTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3 - INFORMAL ACTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE IV
OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 1 - NUMBER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                                                                                     Page
                                                                                                                     ----
         Section 2 - ELECTION AND VENUE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3 - REMOVAL; RESIGNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 4 - VACANCIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 5 - CHIEF EXECUTIVE OFFICER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 6 - CHIEF OPERATING OFFICER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 7 - CHIEF FINANCIAL OFFICER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 8 - CHAIRMAN OF THE BOARD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 9 - PRESIDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 10 - VICE PRESIDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 11 - SECRETARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 12 - ASSISTANT SECRETARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 13 - TREASURER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 14 - ASSISTANT TREASURER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 15 - OTHER OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 16 - SALARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 17 - SPECIAL APPOINTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 1 - CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2 - LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3 - CHECKS, DRAFTS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4 - DEPOSITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE VI
ISSUE AND TRANSFER OF STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1 - ISSUE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2 - TRANSFER OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3 - STOCK LEDGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VII
FIXING DATE FOR DETERMINATION
OF SHAREHOLDERS' RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VIII
AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE IX
FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE X
INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                            SILVERLEAF RESORTS, INC.

                          AMENDED AND RESTATED BYLAWS



                                   ARTICLE I
                                  SHAREHOLDERS

Section 1 - ANNUAL MEETING

         The annual meeting of the shareholders of the Corporation shall be held in May of each year at the time and place as shall be designated by the Board of Directors by resolution and stated in the notice of the meeting. The business to be transacted at the annual meeting shall include the election of directors and any other corporate business as may come before the meeting.

Section 2 - SPECIAL MEETING

         At any time in the intervals between annual meetings, a special meeting of the shareholders may be called by the Chief Executive Officer or by the Board of Directors, and shall be called by the Chief Executive Officer at the request in writing of shareholders owning twenty five percent (25%) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. No business shall be transacted at a special meeting save that specially named in the notice.

Section 3 - NOTICE OF MEETING

         Not less than thirty (30) days nor more than ninety (90) days before the date of every shareholders' meeting, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice by statute, written or printed notice stating the date, time and place of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, either by presenting it to the shareholder personally or by leaving it at the shareholder's residence or usual place of business or by mailing it to the shareholder at the shareholder's address as it appears on the records of the Corporation. Notice which is mailed in accordance with the preceding sentence shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Any shareholder may waive notice of any meeting by written waiver filed with the records of the meeting, either before or after the holding thereof. The attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. No business shall be transacted at a special meeting save that specially named in the notice.

Section 4 - NOMINATION AND SHAREHOLDER BUSINESS

         (a)     Annual Meeting of Shareholders

         (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 4(a) who is entitled to vote at the meeting and who has complied with the notice procedure set forth in this
Section 4(a).

         (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph
(a)(l) of this Section 4, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 as amended ("The Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

         (3)     Notwithstanding anything in the second sentence of Paragraph
(a)(2) of this Section 4 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 4(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, it shall be delivered to the

Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         (b)     Special Meetings of Shareholders

         Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this
Section 4(b) who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 4(b). In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph (a)(2) of this Section 4 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         (c)     General

                 (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 4 and if any proposed nomination of business in not in compliance with this Section 4, to declare that such defective nomination or proposal be disregarded.

                 (2) For purposes of this Section 4, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                 (3)      Notwithstanding the foregoing provisions of this
Section 4, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4. Nothing in this Section 4 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule l4a-8 under the Exchange Act.

Section 5 - QUORUM

         At any meeting of shareholders the presence in person or by proxy of shareholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under any statute or the Articles of Incorporation (the "Articles") of the Corporation for the vote necessary for the adoption of any measure. A majority of the votes cast at a meeting of shareholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting unless more than a majority of votes is required by statute, by the Articles of the Corporation or by these Bylaws.

         In the absence of a quorum, a majority of the shares represented in person or by proxy may adjourn the meeting from time to time not more than one hundred twenty (120) days without further notice other than by announcement at such meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called. If the adjournment is for more than thirty (30) days or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting.

Section 6 - VOTING

         Each share of Common Stock shall be entitled to one (1) vote.

Section 7 - VOTING OF STOCK BY CERTAIN HOLDERS

         Stock registered in the name of a corporation, partnership, trust or other entity if entitled to be voted may be voted by the president or vice president, a general partner, or trustee thereof as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the board of directors of such corporation or other entity presents a certified copy of such bylaw or resolution, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in the name of such fiduciary, either in person or by proxy.

         Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time unless they are held by it in a fiduciary capacity in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         The Board of Directors may adopt, by resolution, a procedure by which a shareholder may certify, in writing to the Corporation that any shares of stock registered in the name of the shareholder are held for the account of a specified person other than a shareholder. The resolutions shall set forth: (i) the class of shareholders who may make the certification, (ii) the purpose for which the certification may be made, (iii) the form of certification and the information to be contained in it, (iv) if the certification is with respect to a record date of closing of the stock transfer books, the time after the record date of the Stock transfer books within which the certification must be reviewed by the Corporation, and (v) any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified stock in place of the shareholder who makes certificates.

Section 8 - PROXIES

         At all meetings of shareholders, a shareholder may vote the shares owned of record by the shareholder either in person or by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

Section 9 - PLACE OF MEETING

         The Board of Directors may designate any place, either within or without the state of Texas, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, or if a special meeting be otherwise called, the place of the meeting shall be the principal office of the Corporation.

Section 10 - INFORMAL ACTION

         Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if there is filed with the records of shareholders meetings a unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote on the matter and a written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting but not entitled to vote thereat.

                                   ARTICLE II
                                   DIRECTORS

Section 1 - POWERS

         The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by statute or by the Articles or Bylaws of the Corporation expressly conferred upon or reserved to the shareholders.

Section 2 - NUMBER AND TENURE

         A.      Prior to an Initial Public Offering.

                 Prior to an initial public offering of any of the Corporation's shares of Common Stock, at any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall not be less than one (1), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. As of the effective date of these Amended and Restated Bylaws, the number of authorized directors shall be two (2), and the persons serving as directors are Robert E. Mead and Sharon K. Brayfield. Each director shall hold office for the term for which the director is elected and until the director's successor is elected and qualified, or until the director's resignation, removal (in accordance with the Articles and these Bylaws) or death.

         B.      After an Initial Public Offering.

                 After an initial public offering of any of the Corporation's shares of Common Stock, at any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall not be less than five (5), nor more than thirteen (13), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Pursuant to the Articles, the Board of Directors has been divided into three classes with staggered terms of three years per class. Each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected, provided, however, that each initial director in Class I, as determined by the directors, shall serve for a term ending on the date of the annual meeting of shareholders held in 1998; each initial director in Class II, as determined by the directors, shall serve for a term ending on the date of the annual meeting of shareholders held in 1999; and each initial director in Class III, as determined by the directors, shall serve for a term ending on the date of the annual meeting of shareholders held in 2000. Each director shall hold office for the term for which the director is elected and until the director's successor is elected and qualified, or until the director's resignation, removal (in accordance with the Articles and these Bylaws) or death.

Section 3 - VACANCIES

         Any vacancy occurring on the Board of Directors shall be filled by the election by the remaining directors at any regular or special meeting, except that a vacancy resulting from an increase in the number of directors shall be filled by a majority vote of the entire Board of Board Directors. A director elected to fill a vacancy shall be elected for the unexpired term of the director's predecessor in office, provided that a director elected to fill a vacancy resulting from an increase in the number of directors shall be elected to serve until the next annual meeting of shareholders and until the director's successor is elected and qualifies.

Section 4 - REGULAR MEETINGS

         The Board of Directors shall meet for the purpose of the election of officers and the transaction of other business as soon as practicable after each annual meeting of shareholders. Other regular meetings of the Board of Directors shall be held at such times and such places, either within or without the State of Texas, as may be designated from time to time by the Chief Executive Officer or by the Board of Directors.

Section 5 - SPECIAL MEETING

         Special meetings of the Board of Directors may be called by the Chief Executive Officer or by a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding the special meeting of the Board of Directors called by such person or persons.

Section 6 - NOTICE

         Notice of every regular or special meeting of the Board shall be given to each director at least two (2) days prior thereto either by written notice delivered personally or mailed or telegrammed to the director's last known business or residence address or by personal telephone call. Notice which is mailed in accordance with the preceding sentence shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Any director may waive notice of any meeting by written waiver filed with the records of the meeting, either before or after the holding thereof. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7 - QUORUM

         A majority of the Board of Directors shall constitute a quorum for the transaction of business, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

Section 8 - MANNER OF ACTING

         The action of a majority of the directors present at a meeting at which a quorum is present shall constitute action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, by the Articles of the Corporation or by these Bylaws.

Section 9 - COMPENSATION

         By resolution of the Board of Directors a fixed sum and expenses, if any, of attendance at each regular or special meeting of the Board of Directors or of committees hereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to the directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor, pursuant to a resolution of the Board of Directors.

Section 10 - INFORMAL ACTION

         Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of proceedings of the Board of Directors.

Section 11 - MEETING BY CONFERENCE TELEPHONE

         Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participating in a meeting by such means constitutes presence in person at a meeting.

Section 12 - REMOVAL

         A director may be removed, with or without cause, upon the affirmative vote of not less than two-thirds (2/3) of the votes entitled to be cast in the election of members of the Board of Directors.

Section 13 - RESIGNATION

         A director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon the receipt thereof by the Board of Directors or such officer and the acceptance of such resignation shall not be necessary to make it effective.

                                  ARTICLE III
                                   COMMITTEES

Section 1 - COMMITTEES

         The Board of Directors may appoint from among its members an executive committee and other committees composed of two (2) or more directors and delegate to these committees in the intervals between meetings of the Board of Directors any of the powers of the Board of

Directors, except the power to declare dividends or distributions on stock, approve any merger or share exchange which does not require shareholder approval, amend the Bylaws, issue stock other than as permitted by statute, or recommend to the shareholders any action which requires shareholder approval. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in place of an absent member. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Article II, Section 11.

Section 2 - MINUTES

         Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3 - INFORMAL ACTION

         Any action required or permitted to be taken at any committee meeting may be taken without a meeting if a written consent to such action is signed by all of the members of the committee and such written consent is filed with the minutes of proceedings of the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

Section 1 - NUMBER

         The officers of the Corporation shall include a Chief Executive Officer, President, any number of Vice Presidents, a Secretary, any number of Assistant Secretaries, a Treasurer, any number of Assistant Treasurers and may include a Chairman of the Board (or one or more Chairmen of the Board), a Vice Chairman of the Board, a Chief Operating Officer, a Chief Financial Officer and such other officers as the Board of Directors may elect. Any two (2) offices may be held by the same person, except those of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged or verified by any two (2) or more officers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they "shall deem necessary or desirable."

Section 2 - ELECTION AND VENUE

         The officers of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders, or as soon after such first meeting as may be convenient, except that the Chief Executive Officer may appoint one or more vice presidents, assistant secretaries and assistant treasurers. Each officer shall hold office until the officer's successor shall have been duly elected and shall have qualified, or until the officer's death or until the officer shall resign or shall have been removed in the manner hereinafter provided.

         The Board of Directors may, at any time, and from time to time, authorize the making or adoption by the Corporation of special contracts with an officer or officers for services of such officer or officers for a fixed period and on such terms and conditions, and with such powers, duties and compensation, as may be fixed by such contract, and may elect such officer or officers for such term or terms as may be specified by such contract.

Section 3 - REMOVAL; RESIGNATION

         Any officer or agent of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. An officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon the receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 4 - VACANCIES

         A vacancy in an office may be filled by the Board of Directors for the unexpired portion of the term.

Section 5 - CHIEF EXECUTIVE OFFICER

         The Board of Directors shall designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board (or, if more than one, the co-chairmen of the Board in the order designated at the time of their election or, in the absence of any designation, then, in the order of their election) shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. In addition, the Chief Executive Officer, together with the President, shall have the power to determine the cash compensation of employees of the Corporation other than its Senior Executive Officers.

Section 6 - CHIEF OPERATING OFFICER

         The Board of Directors may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 7 - CHIEF FINANCIAL OFFICER

         The Board of Directors may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board or Directors or the Chief Executive Officer.

Section 8 - CHAIRMAN OF THE BOARD

         The Board of Directors may designate a Chairman of the Board (or one or more co-chairmen of the Board). The Chairman of the Board shall preside over the meeting of the Board of Directors and of the shareholders at which the Chairman of the Board shall be present. If there be more than one, the co-chairmen designated by the Board of Directors will perform such duties. The Chairman of the Board shall perform such other duties as may be assigned to the Chairman of the Board or the co-chairmen by the Board of Directors.

Section 9 - PRESIDENT

         The President shall, in general, supervise and administer all of the business and affairs of the Corporation, subject to the control of the Board of Directors or the Chief Executive Officer. The President may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation. In general, the President shall have all powers and shall perform all duties incident to the office of President and such as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.

Section 10 - VICE PRESIDENT

         In the absence or incapacity of the President, or in the event of a vacancy in the office of President, the Vice President, if one (or in the event there be more than one, the Vice Presidents in the order designated by the Board of Directors, or, in the absence of such designation, then in the order of their election), shall have the powers and perform the duties of President. A Vice President shall also have such powers and perform such duties as may from time to time be prescribed by the Board of Directors or by the President. A Vice President may have such additional descriptive designations, if any, in the Vice President's title as may be assigned by the Board of Directors.

Section 11 - SECRETARY

         The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings thereof in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders of the Board of Directors, and shall perform such other duties incident to the office of Secretary as from time to time may be prescribed by the Board of Directors or by the President, under whose supervision the Secretary shall be. The Secretary shall have general charge of the stock ledger and custody of the corporate records and of the seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by the officer's signature.

Section 12 - ASSISTANT SECRETARY

         The Assistant Secretary, if one (1) (or if there be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors, or, in the absence of such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from tine to time prescribe.

Section 13 - TREASURER

         The Treasurer shall have general charge of the financial affairs of the Corporation. The Treasurer shall in general have all powers and perform all duties incident to the office of Treasurer and such as may from time to time be prescribed by the Board of Directors or by the President.

         If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer's office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

Section 14 - ASSISTANT TREASURER

         The Assistant Treasurer, if one (1) (or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, then in the order of their election), shall in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 15 - OTHER OFFICERS

         Such other officers as may be elected by the Board of Directors shall have such powers and perform such duties as the Board may from time to time prescribe.

Section 16 - SALARIES

         The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.

Section 17 - SPECIAL APPOINTMENTS

         In the absence or incapacity of any officer, or in the event of a vacancy in any office, the Board of Directors may designate any person to fill any such office pro tempore or for any particular purpose.

                                   ARTICLE V
                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1 - CONTRACTS

         The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2 - LOANS

         No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3 - CHECKS, DRAFTS, ETC.

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4 - DEPOSITS

         All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI
                          ISSUE AND TRANSFER OF STOCK

Section 1 - ISSUE

         Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Each certificate shall be signed by the Chief Executive Officer, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal. The signatures may be either manual or facsimile signatures, and the seal may be the actual corporate seal or a facsimile of it or in any other form. All certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificates shall be issued until the former certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2 - TRANSFER OF SHARES

         Transfer of shares of the Corporation shall be made only on its stock transfer books by the holder of record thereof, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed to be the owner thereof for all purposes.

Section 3 - STOCK LEDGER

         The Corporation shall maintain a stock ledger which contains the name and address of each shareholder and the number of shares of stock of each class which the shareholder holds. The stock ledger may be in written form or in any form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office or the principal executive offices of the Corporation in the State of Texas.

                                  ARTICLE VII
                         FIXING DATE FOR DETERMINATION
                            OF SHAREHOLDERS' RIGHTS

         The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights or in order to make a determination of shareholders for any other proper purpose. Only shareholders of record on such date shall be entitled to notice of, and to vote at, such meeting or to receive such dividends or rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII
                                   AMENDMENTS

         Subject to applicable law and the Articles of the Corporation, by affirmative vote of the holders of not less than a majority of the shares of stock entitled to vote, the shareholders shall have the right to adopt, alter and repeal Bylaws. Subject to the right of the shareholders provided in the preceding sentence, the Board of Directors shall have the power to adopt, alter and repeal Bylaws.

                                   ARTICLE IX
                                  FISCAL YEAR

         The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE X
                                INDEMNIFICATION

         The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or that such person, while an officer or director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of any such action, suit or proceeding. Upon authorization by the Board of Directors, the Corporation may indemnify employees and/or agents of the Corporation to the same extent provided herein for directors and officers. Any repeal or modification of any of the foregoing sentences of this Article X shall be prospective in operation and effect only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of any such repeal or modification.

         The indemnification and reimbursement of expenses provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person against any liability and expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other right to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Articles, a vote of the shareholders or disinterested directors, or otherwise, both as to action in such person's official capacity as an officer or director of the Corporation and as to action in another capacity at the request of the Corporation, while acting as an officer or director of the Corporation.



                                  CERTIFICATE


         I, Sandra G. Cearley, hereby certify that I am the Secretary of Silverleaf Resorts, Inc., a Texas corporation (the "Corporation"); and that the foregoing Amended and Restated Bylaws were adopted as the Bylaws of the Corporation effective the 14th day of May, 1997, by the unanimous written consent of all of the Directors of the Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 14th day of May, 1997.


(S E A L)                                         /s/ SANDRA G. CEARLEY
                                                  ------------------------------
                                                  Sandra G. Cearley, Secretary